                                                                       EXHIBIT 5

Direct Dial: 757.473.5383
ccoppola@williamsmullen.com



                                  March 20, 2002

The Board of Directors
Easy Money Holding Corporation
5295 Greenwich Road, Suite 108
Virginia Beach, VA 23462

Ladies and Gentlemen:

         This letter is in reference to the Registration Statement on Form SB-2 (the "Registration Statement") filed by Easy Money Holding Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of up to 2,000,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), which shares are proposed to be offered to the public (the "Offering").

         We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

         The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

         Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned shares of Common Stock, when issued against payment therefor pursuant to the Offering, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

         Our opinion is expressed as of the date that shares of Common Stock are issued pursuant to the Offering against payment therefor, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                      Very truly yours,



                                      WILLIAMS MULLEN

                        Williams Mullen Clark & Dobbins
--------------------------------------------------------------------------------
                Michigan . Virginia . Washington, D.C. . London
 One Columbus Center, Suite 900 Virginia Beach, VA 23462-6762 Tel: 757.499.8800
                               Fax: 757.473.0395
                             www.williamsmullen.com